Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-80333, 2-95605, 33-30551, 33-36428 and 33-42572 on Form S-8, Amendment No.1 to
Registration Statement No. 33-60034 on Form S-3 and Amendment No. 1 to Registration Statement No. 33-48053 on Form S-2 of TPI Enterprises, Inc. of our report dated March 18, 1994, appearing in this Annual Report on Form 10-K of TPI Enterprises, Inc. for the fiscal year ended December 26, 1993.



/s/ Deloitte & Touche




Memphis, Tennessee
March 25, 1994